                           SCHEDULE 14A INFORMATION
   Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
                           of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement
[_]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                  Telik, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                Not Applicable
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [_]  Fee paid previously with preliminary materials.

     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                                  TELIK, INC.
                             750 Gateway Boulevard
                         South San Francisco, CA 94080

      Notice of Annual Meeting of Stockholders to be held on May 24, 2001

To the Stockholders of Telik, Inc.:

   Notice is hereby given that the Annual Meeting of Stockholders of Telik, Inc., a Delaware corporation (the "Company"), will be held on Thursday, May 24, 2001 at 9:00 a.m. local time at the Company's offices at 750 Gateway Boulevard, South San Francisco, CA 94080 for the following purposes:

     1. To elect one director to hold office until the 2004 Annual Meeting of Stockholders.

     2. To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2001.

     3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

   The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

   The Board of Directors has fixed the close of business on March 26, 2001, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                         By Order of the Board of Directors

                                         /s/ Deborah A. Marshall

                                         Deborah A. Marshall
                                         Secretary

South San Francisco, California
April 24, 2001


    ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                                  TELIK, INC.
                             750 Gateway Boulevard
                         South San Francisco, CA 94080

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS

                                  May 24, 2001

                 INFORMATION CONCERNING SOLICITATION AND VOTING

General

   The enclosed proxy is solicited on behalf of the Board of Directors of Telik, Inc., a Delaware corporation ("Telik" or the "Company"), for use at the Annual Meeting of Stockholders to be held on Thursday, May 24, 2001, at 9:00 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Company's offices at 750 Gateway Boulevard, South San Francisco, CA 94080. The Company intends to mail this proxy statement and accompanying proxy card on or about April 24, 2001, to all stockholders entitled to vote at the Annual Meeting.

Solicitation

   The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

Voting Rights and Outstanding Shares

   Only holders of record of Common Stock at the close of business on March 26, 2001, will be entitled to notice of and to vote at the Annual Meeting. At the close of business on March 26, 2001, the Company had outstanding and entitled to vote 22,783,945 shares of Common Stock.

   Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

   All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Brokers have discretionary authority to vote on proposals 1 and 2.

Voting Via the Internet or by Telephone

   Stockholders may grant a proxy to vote their shares by means of the telephone or on the Internet. The law of Delaware, under which the Company is incorporated, specifically permits electronically transmitted proxies, provided that each such proxy contains or is submitted with information from which the inspectors of election can determine that such proxy was authorized by the stockholder.

   The telephone and Internet voting procedures below are designed to authenticate stockholders' identities, to allow stockholders to grant a proxy to vote their shares and to confirm that stockholders' instructions have been recorded properly. Stockholders granting a proxy to vote via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

 For Shares Registered in Your Name

   Stockholders of record may go to http://www.eproxy.com/telk/ to grant a proxy to vote their shares by means of the Internet. They will be required to provide the company number and control number contained on their proxy cards. The voter will then be asked to complete an electronic proxy card. The votes represented by such proxy will be generated on the computer screen and the voter will be prompted to submit or revise them as desired. Any stockholder using a touch-tone telephone may also grant a proxy to vote shares by calling toll free 1-800-240-6326 and following the recorded instructions.

 For Shares Registered in the Name of a Broker or Bank

   Most beneficial owners whose stock is held in "street name" receive instruction for granting proxies from their banks, brokers or other agents, rather than using the Company's proxy card.

   A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers the means to grant proxies to vote shares by means of the telephone and Internet. If your shares are held in an account with a broker or bank participating in the ADP Investor Communications Services program, you may grant a proxy to vote those shares telephonically or via the Internet by calling the telephone number or contacting the web site shown on the instruction form received from your broker or bank.

 General Information for All Shares Voted Via the Internet or By Telephone

   Votes submitted via the Internet or by telephone must be received by 12:00 noon, Central Time on May 23, 2001. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

Revocability of Proxies

   Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 750 Gateway Boulevard, South San Francisco, California 94080, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Stockholder Proposals

   The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2002 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is December 20, 2001. Stockholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy must do so no later than January 19, 2002. Stockholders are also advised to review the Company's Amended and Restated Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations. A copy of the Company's Amended and Restated Bylaws may be obtained from the Secretary of the Company at Telik, Inc., 750 Gateway Blvd., South San Francisco, CA 94080.

                                   PROPOSAL 1

                              ELECTION OF DIRECTOR

   The Company's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the Board of Directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

   The Board of Directors is presently composed of five members. During the last fiscal year, the Board of Directors consisted of six members. Mr. Glick, whose term would have expired in 2001, left the Company's Board in April 2001, and the Board determined that it would be in the best interest of the Company to decrease the size of the Board to five members. There is one director in the class whose term of office expires in 2001. The nominee for election to this class is currently a director of the Company who was previously elected by the stockholders. If elected at the Annual Meeting, the nominee would serve until the 2004 annual meeting and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal.

   Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominee named below. If the nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. The person nominated for election has agreed to serve if elected, and management has no reason to believe that this nominee will be unable to serve.

   Set forth below is biographical information for the person nominated and for each person whose term of office as a director will continue after the Annual Meeting.

Nominee for Election for a Three-Year Term Expiring at the 2004 Annual Meeting

 Michael M. Wick, MD, PhD

   Michael M. Wick, MD, PhD has served as the Company's Chairman of the Board of Directors since January 2000, as the Chief Executive Officer since July 1999 and as the President since June 1998. Dr. Wick served as the Company's Chief Operating Officer from December 1997 until June 1998, and as Executive Vice President, Research and Development, from December 1997 until June 1998. He has been one of the Company's directors since December 1997. Prior to joining the Company in December 1997, Dr. Wick was Senior Vice President of Research for CV Therapeutics, a public biotechnology company, from May 1995 until May 1997, and continued as a consultant until December 1997. Dr. Wick served as Executive Director of oncology/immunology and clinical research at Lederle Laboratories, a division of American Cyanamid, a pharmaceutical company, from September 1990 until May 1995, and also directed the Cyanamid/Immunex joint oncology research program. Dr. Wick began his career at Harvard Medical School, where he served as an Associate Professor from July 1981 until June 1994 and Chief of the Melanoma Clinic and Laboratory of Molecular Dermatological Oncology at the Dana Farber Cancer Institute from September 1980 until September 1992. Dr. Wick holds a PhD degree in chemistry from Harvard University and an MD degree from Harvard Medical School.

                       THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF THE NAMED NOMINEE.

Directors Continuing in Office Until the 2002 Annual Meeting

 Jean Deleage, PhD

   Jean Deleage, PhD has served as one of the Company's directors since August 1994. Dr. Deleage is a founder and Managing General Partner of Alta Partners, a venture capital firm that was formed in 1996. Dr. Deleage has been managing partner of Burr, Egan, Deleage & Co., a venture capital firm in San Francisco and Boston since its formation in 1979. He was a member of Sofinnova's initial team in Paris, and in 1976, formed Sofinnova, Inc. (the U.S. subsidiary of Sofinnova). Dr. Deleage is presently a director of Aclara BioSciences, Inc., a biotechnology company; Crucell, N.V., a biotechnology company; Flamel Technologies S.A., a polymer engineering company; Kosan Biosciences, Inc., a biotechnology company; and Rigel Pharmaceuticals, Inc., a biotechnology company. Dr. Deleage received an MA in electrical engineering from Ecole Superieure d'Electricite in 1962 and a PhD in economics from the Sorbonne in 1964. He has received the Ordre Nationale du Merite and the Legion of Honor from the French government.

 David W. Martin, Jr., MD

   David W. Martin, Jr., MD has served as one of the Company's directors since August 1997. In July 1997, Dr. Martin co-founded Eos Biotechnology, Inc., a biotechnology company, and has been its President and Chief Executive Officer since July 1997. From May 1995 until November 1996, he served as President and Chief Executive Officer of Lynx Therapeutics, a company that develops technology for measuring gene activities. From January 1994 until April 1995, Dr. Martin held various positions at Chiron Therapeutics, a biotechnology company. He was Executive Vice President of Research and Development at the DuPont Merck Pharmaceutical Co., a pharmaceutical company, from January 1991 until January 1994. From January 1983 until September 1990, Dr. Martin served as the first Vice President of Research and Development of Genentech, a biotechnology company. Dr. Martin is a director of Varian Medical Systems, Inc., a spin-off of Varian Associates, Inc., a company that develops and markets radiation equipment and software, and Cubist Pharmaceuticals, Inc., a company that discovers and develops anti-infective drugs. Dr. Martin holds an MD degree from Duke University.

Directors Continuing in Office Until the 2003 Annual Meeting

 David R. Bethune

   David R. Bethune has served as one of the Company's directors since December 1999. Mr. Bethune has 34 years of experience in the pharmaceutical and biopharmaceutical industries. Since February 2000, he has served as Chairman and Chief Executive Officer of Atrix Laboratories, a pharmaceutical company, and became acting Chief Executive Officer of Atrix in August 1999. He has also served as a director of Atrix since April 1995. From July 1997 until October 1998, Mr. Bethune was President and Chief Operating Officer of
IVAX Corporation, a pharmaceutical company. From March 1995 until June 1997, he served as President and Chief Executive Officer for Aesgen, Inc., a pharmaceutical company. Mr. Bethune has held various positions at American Cyanamid Company, a pharmaceutical company, from February 1988 until February 1995. Mr. Bethune also served as President of Operations and Vice President and General Manager of U.S. Pharmaceuticals for G.D. Searle & Co., a pharmaceutical company, from June 1984 until January 1988. Mr. Bethune is a director of St. Charles Pharmaceutical Co., a pharmaceutical company, and the Female Health Company, a company that sells female health products. Mr. Bethune holds an AB degree in Accounting and Finance from Lenoir-Rhyne College and a Masters degree in Executive Management from Columbia University.

 Stefan Ryser, PhD

   Stefan Ryser, PhD has served as one of the Company's directors since September 1998. Since April 2000, Dr. Ryser has served as a managing director of Bear Stearns Health Innoventures, a venture capital fund. Dr. Ryser served as Chief Executive Officer until April 2000, and has served as a member and delegate of the board of International Biomedicine Management Partners, Inc., a company that manages investments in biotechnology companies on behalf of International BM Biomedicine Holdings Inc., since January 1998. From January 1989 until December 1997, Dr. Ryser held various positions at F. Hoffmann-La Roche Ltd. (Roche), a pharmaceutical company, including Scientific Assistant to the President of Global Research and Development, and was responsible for maintaining the scientific liaison between Roche and Genentech. From January 1991 until December 1997, Dr. Ryser served as a member of the Brussels-based senior advisory group of EuropaBio, a European biotechnology organization. From August 1998 until March 2001, Dr. Ryser was a director of Genaissance Pharmaceuticals, Inc., a genomics company. Dr. Ryser is a director of Arena Pharmaceuticals, a biotechnology company; and Cytokinetics, Inc., a biotechnology company. Dr. Ryser received a PhD degree in molecular biology from the University of Basel.

Board Committees and Meetings

   During the fiscal year ended December 31, 2000, the Board of Directors held six meetings. The Board has an Audit Committee and a Compensation Committee.

   The Audit Committee meets with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent auditors to be retained; oversees the independence of the independent auditors; evaluates the independent auditors' performance; and receives and considers the independent auditors' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is currently composed of three directors: Drs. Martin and Ryser and Mr. Bethune. Dr. Ryser joined the Audit Committee in April 2001, after the departure of Mr. Glick from the Company's Board of Directors. Mr. Glick served on the Audit Committee during the last fiscal year. The Audit Committee met one time during the last fiscal year. All members of the Company's Audit Committee are independent (as independence is defined in Rule 4200(a)(15) of the NASD listing standards). The Audit Committee is governed by a written charter approved by the Board of Directors that is attached hereto as Appendix A.

   The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company's stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is composed of three outside directors:
Drs. Ryser and Deleage and Mr. Bethune. It did not meet during the last fiscal year.

   During the fiscal year ended December 31, 2000, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

Report of the Audit Committee of the Board of Directors*

   The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. The Company's management is responsible for the internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and the issuance of a report thereon.

   In this context, the Audit Committee met and held discussions with management and Ernst & Young LLP, the Company's independent auditors. Management represented to the Audit Committee that the Company's

--------
* The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934.

consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees).

   In addition, the Audit Committee has discussed with the independent auditors, the auditors' independence from the Company and its management, including the matters in the written disclosures that were received pursuant to the requirements of the Independence Standards Board and considered the compatibility of non-audit services with the auditors' independence.

   The Audit Committee discussed with the Company's independent auditors the overall scope and plans for their audit. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

   In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission.

   The Audit Committee and the Board also have recommended, subject to stockholder ratification, the selection of Ernst & Young LLP as the Company's independent auditors.

                                          The Audit Committee:

                                          David R. Bethune
                                          Jerrold L. Glick
                                          David W. Martin, Jr.

                                   PROPOSAL 2

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

   The Board of Directors has selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2001, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company's financial statements since 1989. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

   Stockholder ratification of the selection of Ernst & Young LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

   The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Shares represented by executed proxies will be voted, if no abstention or vote against is marked, for the ratification of Ernst & Young LLP as the Company's independent auditors.

   Audit Fees. During the fiscal year ended December 31, 2000, the aggregate fees billed by Ernst & Young LLP for the audit of the Company's financial statements and for the reviews of the Company's interim financial statements were $85,000.

   Financial Information Systems Design and Implementation Fees. During the fiscal year ended December 31, 2000, no fees were billed by Ernst & Young LLP for information technology consulting.

   All Other Fees. During fiscal year ended December 31, 2000, the aggregate fees billed by Ernst & Young LLP for professional services other than audit and information technology consulting fees were $375,000 for audit related services provided in connection with the Company's initial public offering.

   The Audit Committee has determined the rendering of all non-audit services by Ernst & Young LLP is compatible with maintaining the auditors' independence.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 2.

                        DIRECTORS AND EXECUTIVE OFFICERS

   The following table sets forth information regarding the Company's executive officers, directors and key personnel.

   Name                            Age                Position
   ----                            ---                --------
   Michael M. Wick, MD, PhD.......  55 President, Chief Executive Officer and
                                        Chairman
   Cynthia M. Butitta.............  46 Chief Operating Officer and Chief
                                        Financial Officer
   Reinaldo F. Gomez, PhD.........  55 Vice-President, Product Development
   David R. Bethune...............  60 Director
   Jean Deleage, PhD..............  60 Director
   David W. Martin, Jr., MD.......  60 Director
   Stefan Ryser, PhD..............  41 Director

   Key Personnel:
   W. David Henner, MD, PhD.......  52 Vice President, Clinical Research and
                                        Development
   Steven R. Schow, PhD...........  51 Vice President, Chemistry Research
   Hugo O. Villar, PhD............  42 Vice President, Discovery Technologies

   Set forth below is biographical information for each of the executive officers and key personnel.

   Michael M. Wick, MD, PhD (Please refer to the section entitled "Nominee for Election," above)

   Cynthia M. Butitta was named to the position of Chief Operating Officer in March 2001. She has served as the Company's Chief Financial Officer since August 1998. From September 1997 through February 2001, Ms. Butitta also provided financial consulting services as a Partner in Altair Capital Associates LLC, which she co-founded in November 1998, and Butitta Consulting Services LLC, which she founded in September 1997. From December 1995 until September 1997, Ms. Butitta was Vice President of Finance and Administration and Chief Financial Officer for Connetics, Inc., a biotechnology company. From June 1994 until December 1995, she was Vice President of Finance and Administration and Chief Financial Officer for InSite Vision, Inc., a biotechnology company. Ms. Butitta is a director of Catalyst Semiconductor, Inc., a semiconductor products company. Ms. Butitta holds a BS degree in business and accounting from Edgewood College in Madison, Wisconsin, and an MBA degree in finance from the University of Wisconsin, Madison.

   Reinaldo F. Gomez, PhD has served as the Company's Vice President, Product Development since September 2000. He served as the Company's Vice President, Corporate Alliances from January 1998 until September 2000 and as Vice President, Research and Development from September 1996 until December 1997. From August 1995 to September 1996, Dr. Gomez served as the Company's Vice President, Project Management. Dr. Gomez served as the Company's Chief Executive Officer from July 1992 to August 1995. He served as the Company's President from May 1991 until August 1995, and as one of the Company's directors from May 1991 until January 1997. Over a ten-year period prior to that, Dr. Gomez held various research positions at Genentech, Inc., a biotechnology company, including that of Vice President of Discovery Research. During his tenure at Genentech, Dr. Gomez directed that company's major drug development effort for tissue plasminogen activator (t-PA), which led to the filing of the application for FDA marketing approval in 1986. He previously served on the faculty of the Massachusetts Institute of Technology (MIT) as Associate Professor in Nutrition and Food Science. Dr. Gomez received his BS and MS degrees in food science from the University of Florida and his PhD in nutrition and food science from MIT.

   W. David Henner, MD, PhD has served as the Company's Vice President of Clinical Research and Development since January 2001. Dr. Henner has served as a member of the Telik, Inc. Scientific Advisory Board since 1994. Prior to joining the Company, Dr. Henner served on the faculty of Oregon Health Sciences University from 1988 to 2001 where he was Professor of Medicine and Pharmacology. He served as the Director of the Hormonal and Reproductive Cancers Program of the Oregon Cancer Center from 1993 to 2001.

Dr. Henner began his career at the Harvard Medical School and the Dana Farber Cancer Institute where he served as an Assistant Professor in Medicine from 1982 to 1988. Dr. Henner received his PhD in microbiology in 1977 from the University if Pennsylvania and his M.D. degree in 1977 also from the University of Pennsylvania. Dr. Henner received an MBA degree in 1997 from the University of Oregon.

   Steven R. Schow, PhD has served as the Company's Vice President of Chemistry Research since March 2000. He served as the Company's Senior Director of Medicinal Chemistry from March 1998 until March 2000. Prior to joining the Company, Dr. Schow served as a Director of Medicinal Chemistry at CV Therapeutics, a biotechnology company, from May 1995 to March 1998. He served as a Senior Group Leader at Lederle Laboratories, a division of American Cyanamid, a pharmaceutical company, from November 1991 until May 1995. Dr. Schow earned his PhD degree in organic chemistry in October 1977 from the University of California at San Diego.

   Hugo O. Villar, PhD has served as the Company's Vice President, Discovery Technologies since February 1998. Dr. Villar previously served as the Company's Director of Chemistry from May 1995 until February 1998, and as a Senior Scientist from October 1992 to May 1995. Prior to joining the Company, Dr. Villar served as a director of computational pharmacology at Molecular Research Institute, a non-profit research organization, from July 1989 until October 1992. He was also a computational chemist at SRI International, a non-profit research organization, from May 1988 until June 1989. Dr. Villar earned an MS degree in December 1981 and PhD degree in December 1985 in chemistry from the Universidad Nacional de La Plata, Argentina.

   The Company's executive officers are appointed by the Board of Directors and serve until their successors are elected or appointed. There are no family relationships among any of the Company's directors or executive officers. No director has a contractual right to serve as a member of the Company's Board of Directors.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth certain information regarding the ownership of the Company's Common Stock as of March 1, 2001 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

                                                               Beneficial
                                                              Ownership(1)
                                                          --------------------
                                                          Number of Percent of
Beneficial Owner                                           Shares     Total
----------------                                          --------- ----------
Sanwa Kagaku Kenkyusho Co., Ltd. ........................ 2,445,301    10.7%
 35 Higashi-ku
 Nagoya 461, Japan

Wellington Management Company, LLP(2) ................... 2,112,700     9.3%
 75 State Street
 Boston, MA 02109

International BM Biomedicine Holdings AG(3).............. 1,481,607     6.5%
 Bank Julius Baer & Co., Ltd.
 c/o Brown Brothers Harriman & Co.
 59 Wall Street
 New York, NY 10005

Burr, Egan, Deleage & Co.(4) ............................ 1,194,440     5.2%
 One Embarcadero Center, Suite 4050
 San Francisco, CA 94111

Advent International Group(5) ........................... 1,192,055     5.2%
 75 State St.
 Boston, MA 02109

Michael M. Wick, MD, PhD(6)..............................   470,833     2.0%

Cynthia M. Butitta(7)....................................   102,771      *

Reinaldo F. Gomez, PhD(8)................................   308,249     1.3%

David R. Bethune(9)......................................     3,000      *

Jean Deleage, PhD(4)(10)................................. 2,041,106     9.0%

Jerrold L. Glick(11).....................................   131,608      *

David W. Martin, Jr., MD(12).............................    13,521      *

Stefan Ryser, PhD........................................     2,000      *

All executive officers and directors as a group (8
 persons)(13)............................................ 3,073,088    13.1%

--------
  * Less than one percent.

 (1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 22,781,445 shares outstanding on March 1, 2001, adjusted as required by rules promulgated by the SEC.

 (2) Wellington Management Company, LLP ("WMC"), an investment adviser registered with the SEC under Section 203 of the Investment Advisers Act of 1940, as amended, is deemed a beneficial owner of these shares as the result of acting as investment advisor to its various investment advisory clients, none of which is known to have beneficial ownership of more than five percent of the Company's Common Stock. WMC disclaims any pecuniary interest (as such term is defined in Rule 16a-1(a) promulgated under the 1934 Act) in such shares.

 (3) Includes 5,417 shares issuable pursuant to options exercisable within 60 days of March 1, 2001.

 (4) Burr, Egan, Deleage & Co. directly or indirectly provides investment advisory services to several venture capital funds, including Alta V Limited Partnership and Customs House Partners. Alta V Limited Partnership beneficially owns 1,182,020 shares of Common Stock. Customs House Partners beneficially owns 12,420 shares of Common Stock. The respective general partners of Alta V Limited Partnership and Customs House Partners exercise sole voting and investment power with respect to the shares owned by such funds. The principals of Burr, Egan, Deleage & Co. are general partners of Alta V Management Partners, L.P. (which is a general partner of Alta V Limited Partnership), and Customs House Partners. As general partners of such funds, they may be deemed to share voting and investment powers for the shares held by the funds. The principals of Burr, Egan, Deleage & Co. disclaim beneficial ownership of all such shares held by the foregoing funds, except to the extent of their pecuniary interest therein. Dr. Deleage, a Director of the Company, is a general partner of Alta V Management Partners, L.P. (which is the general partner of Alta V Limited Partnership), and also Customs House Partners. As a general partner of these funds he may be deemed to share voting and investment powers with respect to the shares held by the funds. Dr. Deleage disclaims beneficial ownership of all the shares held by Alta V Limited Partnership and Customs House Partners to the extent of his proportionate pecuniary interests therein.

 (5) Includes ownership by venture capital funds managed by Advent International Corporation. In its capacity as manager of these funds, Advent International Corporation exercises sole voting and investment power with respect to all of the shares held by these funds. Advent International Corporation exercises its voting and investment power through a group of four persons: Douglas R. Brown, President and Chief Executive Officer, Andrew I. Fillat, Senior Vice President responsible for venture investments in North America, Jason S. Fisherman, Vice President responsible for the investment in Telik and Janet L. Hennessy, Vice President responsible for monitoring public securities, none of whom may act independently and a majority of whom must act in concert to exercise voting or investment power of the beneficial holdings of such entity. Therefore, no individual in this group other than Advent International Corporation is deemed to have sole voting or investment authority. Douglas R. Brown, Andrew I. Fillat, Jason S. Fisherman and Janet L. Hennessy disclaim beneficial ownership in these shares, except to the extent of his or her proportionate interest in Advent International Investors II Limited Partnership's interest in these shares.

 (6) Includes 469,833 shares issuable to Dr. Wick pursuant to options exercisable within 60 days of March 1, 2001.

 (7) Includes 6,771 shares issuable to Ms. Butitta pursuant to options exercisable within 60 days of March 1, 2001.

 (8) Held by Dr. Gomez, by him and his spouse as trustees of a family trust and by his minor child who resides with him. Includes 195,001 shares issuable to Dr. Gomez pursuant to options exercisable within 60 days of March 1, 2001.

 (9) Includes 2,500 shares issuable to Mr. Bethune pursuant to options exercisable within 60 days of March 1, 2001.

(10) Dr. Deleage, a Director of the Company, is a general partner of Alta V Management Partners, L.P. (which is the general partner of Alta V Limited Partnership), and also Customs House Partners. As a general partner of these funds he may be deemed to share voting and investment powers with respect to the shares held by the funds. Dr. Deleage disclaims beneficial ownership of all the shares held by Alta V Limited Partnership and Customs House Partners to the extent of his proportionate pecuniary interests therein. Dr. Deleage is also a principal of Alta Partners. Alta Partners provides investment advisory services to several venture capital funds including, Alta BioPharma Partners L.P. and Alta Embarcadero

     BioPharma Partners, LLC. Alta BioPharma Partners L.P. beneficially owns 803,064 shares of Common Stock and Alta Embarcadero BioPharma Partners, LLC beneficially owns 30,269 shares of Common Stock. Shares shown as beneficially owned by Dr. Deleage also include 13,333 shares issuable to him pursuant to options exercisable within 60 days of March 1, 2001.

(11) Held by Mr. Glick, entities which he may be deemed to control and members of his family. Includes 19,601 shares issuable to Mr. Glick pursuant to options exercisable within 60 days of March 1, 2001. Mr. Glick left the Company's Board of Directors in April 2001.

(12) Includes 10,521 shares issuable to Dr. Martin pursuant to options exercisable within 60 days of March 1, 2001.

(13) Includes shares described in the notes above, as applicable. Includes shares which certain executive officers, directors and principal stockholders of the Company have the right to acquire pursuant to options exercisable within 60 days of March 1, 2001.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

   To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2000, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

                             EXECUTIVE COMPENSATION

Compensation of Directors

   The Company does not provide cash compensation to non-employee directors for serving on the Board of Directors or for attendance at Committee meetings. The members of the Board of Directors are eligible for reimbursement for their expenses incurred in connection with attendance at Board and Committee meetings in accordance with Company policy.

   Each non-employee director of the Company also receives stock option grants under the 2000 Non-Employee Directors' Stock Option Plan (the "Directors' Plan"). Only non-employee directors of the Company or an affiliate of such directors (as defined in the Internal Revenue Code) are eligible to receive options under the Directors' Plan. Options granted under the Directors' Plan are not intended by the Company to qualify as incentive stock options under the Internal Revenue Code.

   Option grants under the Directors' Plan are non-discretionary. On the effective date of the Company's initial public offering of its Common Stock, each non-employee director was granted an option to purchase 20,000 shares of the Common Stock. Each person who is elected or appointed to be a non-employee director for the first time after such date will be granted an option to purchase 20,000 shares of Common Stock upon such election or appointment. On the day following each Annual Meeting of Stockholders (or the next business day should such date be a legal holiday), each member of the Company's Board of Directors who is not an employee of the Company or, where specified by the non-employee director, an affiliate of such director, is automatically granted under the Directors' Plan, without further action by the Company, the Board of Directors or the stockholders of the Company, an option to purchase 5,000 shares of Common Stock of the Company. No other options may be granted at any time under the Directors' Plan.

   The exercise price of options granted under the Directors' Plan is 100% of the fair market value of the Common Stock subject to the option on the date of the option grant. The options have a term of 10 years. 25% of the shares subject to the options will vest on the first anniversary of the grant date and the remainder will vest in equal monthly installments over the next three years. The vesting of each option will cease on the date the non-employee director holding such option ceases to provide services (whether as a director, employee or consultant) to the Company or one of the Company's affiliates. Options will terminate three months after the non-employee director's service with the Company or its affiliates terminates. However, if such termination is due to the non-employee director's death, or if the non-employee director dies within three months after his or her service terminates, the exercise period will be extended to 18 months following death. In the event of a merger of the Company with or into another corporation or a consolidation, acquisition of assets or other change of control transaction involving the Company, the options outstanding under the Directors' Plan may be assumed or substituted by the surviving entity. Otherwise, the vesting of the options held by those directors whose continuous service has not terminated shall accelerate in full and the options will terminate if not exercised at or prior to such change of control transaction.

   During the last fiscal year, the Company granted options covering 20,000 shares to each non-employee director of the Company, at an exercise price per share of $7.063. The fair market value of such Common Stock on the date of grant was $7.063 per share (based on the closing sales price reported on the Nasdaq National Market for the date of grant). As of March 1, 2001, no options had been exercised under the Directors' Plan.

                       COMPENSATION OF EXECUTIVE OFFICERS

Summary of Compensation

   The following table shows for the fiscal years ended December 31, 2000 and 1999, compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and its other two most highly compensated executive officers at December 31, 2000 (the "Named Executive Officers"). There were no other executive officers during this period. As permitted by the rules promulgated by the SEC, no amounts are shown for the year ended December 31, 1998.

                                                       Long-Term
                                                      Compensation
                                                      ------------
                                         Annual
                                      Compensation     Securities
                                    -----------------  Underlying     Other
 Name and Principal Position   Year  Salary   Bonus     Options    Compensation
 ---------------------------   ---- -------- -------- ------------ ------------
Michael M. Wick............... 2000 $300,000 $150,000   200,000         --
 President, Chief Executive    1999  270,000      --    150,000         --
 Officer and Chairman(1)

Reinaldo F. Gomez............. 2000  180,000    5,000    25,000         --
 Vice-President, Product       1999  209,467      --        --          --
 Development

Cynthia M. Butitta............ 2000  120,000    5,000    50,000         --
 Chief Operating Officer and   1999  120,000      --        --          --
 Chief Financial Officer(2)

--------
(1) Dr. Wick was promoted to Chief Executive Officer in July 1999 and Chairman in January 2000.

(2) Ms. Butitta was promoted to the position of Chief Operating Officer in March 2001.

                       STOCK OPTION GRANTS AND EXERCISES

   The Company grants options to its employees, including executive officers, under its 2000 Equity Incentive Plan. As of March 1, 2001, options to purchase a total of 576,750 shares were outstanding under the Incentive Plan and options to purchase 2,557,052 shares remained available for grant thereunder. Prior to the Company's initial public offering, the Company granted options to its employees, including executive officers, under its 1996 and 1988 Stock Option Plans, which both terminated as of the effective date of the initial public offering, and outside the plans. No new stock options are being granted under the 1996 and 1988 Stock Option Plans and, as of March 1, 2001, 1,988,613, shares are outstanding under these plans and outside the plans. Options generally vest over a four-year period. Generally, 25% of the initial option grant vests on the one-year anniversary of employment and the remainder vests in a series of equal monthly installments beginning on the one-year anniversary of employment and continuing over the next three years of service. Subsequent options granted generally vest according to a similar schedule beginning on the date of grant. The exercise price per share is equal to the fair market value of the Company's Common Stock on the date of grant, as determined in accordance with the provisions of the 2000 Equity Incentive Plan based on the closing prices for the Company's Common Stock on the Nasdaq National Market. In the event of a merger of the Company with or into another corporation or a consolidation, acquisition of assets or other change of control transaction involving the Company, the options outstanding under the Incentive Plan may be assumed or substituted by the surviving entity. Otherwise, the vesting of the options held by those participants whose continuous service has not terminated shall accelerate in full and the options will terminate if not exercised at or prior to such change of control transaction.

   The following tables show for the fiscal year ended December 31, 2000, certain information regarding options granted to, exercised by, and held at year end by, the Named Executive Officers:

                       Option Grants in Last Fiscal Year

                             Individual Grants
                         -------------------------
                                                                        Potential Realizable
                                                                          Value at Assumed
                                    Percentage of                       Annual Rates of Stock
                         Number of  Total Options                        Price Appreciation
                         Securities   Granted to   Exercise               for Option Term(3)
                         Underlying  Employees in    Price   Expiration ---------------------
          Name            Options   Fiscal Year(1) ($/sh)(2)    Date      5% ($)    10% ($)
          ----           ---------- -------------- --------- ---------- ---------- ----------
Michael M. Wick.........  200,000        28.6%      $  8.25   12/15/10  $1,039,500 $2,623,500
 President, Chief
 Executive Officer and
 Chairman

Cynthia M. Butitta......   25,000         3.6%         2.00    3/21/10      31,500     79,500
 Chief Operating Officer   25,000         3.6%       10.125    9/11/10     159,469    402,469
 and Chief Financial
 Officer(4)

Reinaldo F. Gomez.......   25,000         3.6%       10.125    9/11/10     159,469    402,469
 Vice-President, Product
 Development

--------
(1) The percentage of total options was calculated based on options to purchase an aggregate of 698,922 shares of Common Stock granted to employees under the Company's stock option plans in 2000.

(2) All options were granted at the fair market value of the Company's Common Stock on the date of grant.

(3) The potential realizable value is calculated based on the term of the option at its time of grant. It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. No gain to the option holder is possible unless the stock price increases over the option term. The 5% and 10% assumed rates of appreciation are derived from the rules of the SEC and do not represent the Company's estimate or projection of the future Common Stock price.

(4) Ms. Butitta was promoted to the position of Chief Operating Officer in March 2001.

              Aggregated Option Exercises in Last Fiscal Year, and
                         Fiscal Year End Option Values

                                                Number of Securities              Value of
                           Shares     Value     Underlying Options at       In-the-Money Options
                         Acquired on Realized   December 31, 2000 (#)     at December 31, 2000 ($)
          Name           Exercise(#)  ($)(1)  Exercisable/Unexercisable Exercisable/Unexercisable(2)
          ----           ----------- -------- ------------------------- ----------------------------
Michael M. Wick.........      --         --        411,500/487,500         $2,067,788/$1,444,688
 President, Chief
 Executive Officer and
 Chairman
Cynthia M. Butitta......   96,000    $38,400            -- /50,000                   -- /115,625
 Chief Operating Officer
 and Chief Financial
 Officer(3)
Reinaldo F. Gomez.......      --         --         186,667/68,750               982,502/219,844
 Vice-President, Product
  Development

--------
(1) The value realized is based on the fair market value of the Company's Common Stock on the date of exercise minus the exercise price.

(2) Amounts shown in the value of unexercised in-the-money options at December 31, 2000 column are based on the fair market value of $6.625 per share without taking into account any taxes that may be payable in connection with the transaction, multiplied by the number of shares underlying the option, less the aggregate exercise price payable for these shares.

(3) Ms. Butitta was promoted to the position of Chief Operating Officer in March 2001.

             EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL AGREEMENTS

   The Company entered into an employment agreement with Michael M. Wick in August 1999 upon his promotion to the position of Chief Executive Officer. In December 1999, Dr. Wick was elected Chairman of the Board which became effective in January 2000. Either Telik or Dr. Wick may terminate his employment at any time for any reason. If Dr. Wick is terminated without cause, he is entitled to receive as severance, continued payment of his base salary and health care benefits for twelve months. The monthly vesting of stock options will also continue for the same twelve months.

   The Company entered into an employment agreement with Reinaldo F. Gomez in September 1999 which expired by its own terms on August 31, 2000.

   The Company entered into an employment agreement with Cynthia M. Butitta in February 2001 which became effective in March 2001 upon her promotion to the position of Chief Operating Officer and Chief Financial Officer. This agreement superseded Ms. Butitta's July 1998 employment agreement with the Company. Ms. Butitta was granted an option to purchase 250,000 shares of the Company's Common Stock at an exercise price of $3.94 per share. Either Telik or Ms. Butitta may terminate her employment at any time. There are no severance provisions.

  REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE
                                 COMPENSATION*

   The Compensation Committee of the Board of Directors (the "Committee") is composed of three non-employee directors. The Committee is responsible for setting and administering the policies which govern annual executive salaries, bonuses (if any) and stock ownership programs. The Committee annually evaluates the performance and determines the compensation of the Chief Executive Officer ("CEO") and the other executive officers of the Company based upon a mix of the achievement of corporate goals, individual performance and comparisons with other biopharmaceutical companies. The CEO is not present during the discussion of his compensation. Prior to the formation of the Committee in March 2000, the full Board of Directors carried the responsibilities of determining executive compensation

   The policies of the Committee with respect to executive officers, including the CEO, are to provide compensation sufficient to attract, motivate and retain executives of outstanding ability and potential and to establish an appropriate relationship between executive compensation and the creation of stockholder value. To meet these goals, the Committee has adopted a mix among the compensation elements of salary, bonus and stock options. In general, the salaries and stock option awards of executive officers are not determined by the Company's achievement of specific corporate performance criteria. Instead the Committee determines the salaries for executive officers based upon review of professional compensation reports and other salary surveys. These compensation reports and surveys focus upon biopharmaceutical companies, such as those that make up the Nasdaq Biotechnology Index. Based upon this information, the executive officers' salaries are set at what the Committee believes to be competitive levels relative to other biopharmaceutical companies. The executive officers' stock options are also set at what the Committee believes to be competitive levels, based upon the information noted above and after consideration of the number of stock options authorized for issuance and the total number of stock options to be awarded. In determining where a given officer's total compensation, including the CEO's, is set, the Committee subjectively evaluates such factors as the individual's performance and contribution to the attainment of corporate performance goals.

   Based on the reports and surveys of biopharmaceutical companies described above, bonuses are set at what the Committee believes to be competitive levels. However, payment of bonuses is also linked to the attainment of specified corporate goals which the Committee (or prior to the formation of the Committee, the Board of Directors) sets at the meeting during which management presents the financial plan for the next year. Among other things, the attainment of these goals determine whether a bonus will be paid to all employees and the amount of funding available for the bonus pool.

   The Committee uses the same procedures described above for the other executive officers in setting the annual salary, bonus and stock option awards for the CEO. For the CEO's bonus for services rendered in 2000, the corporate performance goals related to the completion of fundraising activities, including the Company's initial public offering, and the advancement of clinical development programs, including TLK 286 and TLK 199, among others. The Committee determined that the specified corporate goals were attained for services rendered in 2000, based upon the Company's plans and objectives set by the Board of Directors.

   Section 162(m) of the Internal Revenue Code limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Internal Revenue Code. The Compensation Committee has not yet established a policy for
--------
* The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934.

determining which forms of incentive compensation awarded to its Named Executive Officers shall be designed to qualify as "performance-based compensation."

                                          The Compensation Committee:

                                          Stefan Ryser
                                          Jean Deleage
                                          David R. Bethune

Compensation Committee Interlocks and Insider Participation

   The Company's Compensation Committee consists of three outside directors:
Drs. Ryser and Deleage and Mr. Bethune. None of the members of the Compensation Committee is currently or has been at any time one of the Company officers or employees.

Performance Measurement Comparison*

   The following graph shows the total stockholder return of an investment of $100 in cash on August 11, 2000 for (i) the Company's Common Stock, (ii) the Nasdaq Composite Index and (iii) the Nasdaq Biotechnology Index (the "Nasdaq Biotech"). All values assume reinvestment of the full amount of all dividends and are calculated as of December 31 of each year:

                        [PERFORMANCE GRAPH APPEARS HERE]

                                                        August 11, December 31,
                                                           2000        2000
                                                        ---------- ------------
   Telik, Inc. ........................................    $100        $94
   Nasdaq Composite Index with Dividends Reinvested....     100         65
   Nasdaq Biotechnology Index..........................     100         89

--------
* This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                              CERTAIN TRANSACTIONS

   During the fiscal year ended December 31, 2000, the Company issued and sold in March 2000 in a private placement transaction 1,000,000 shares of Series K preferred stock, which converted into 1,000,000 shares of Common Stock upon completion of the Company's initial public offering in August 2000, for an aggregate price of $6,000,000 to entities affiliated with Alta BioPharma Partners, L.P. of which Dr. Deleage, one of the Company's directors, is a general partner, and to International BM Biomedicine Holdings AG.

   The Company entered into an amended and restated registration rights agreement with each of the purchasers of preferred stock set forth above, pursuant to which these and other stockholders will have registration rights with respect to their shares of Common Stock issuable upon conversion of their preferred stock following the initial public offering.

   Since October 1998, Dr. Gail L. Brown has served as a consultant to the Company on matters involving the clinical development of the Company's products. Dr. Brown is the spouse of Dr. Wick, the Company's President, Chief Executive Officer and Chairman. From January 1, 2000 through December 31, 2000, the Company paid Dr. Brown an aggregate of $255,000 for professional services to Telik and reimbursed her $36,106 for expenses.

   In June 2000, the Company made a loan to Ms. Butitta in connection with the exercise of her option to purchase 96,000 shares of the Company's Common Stock. This full recourse loan has a principal amount of $153,600, bears an annual interest rate of 6.5% and is due in June 2003.

   The Company has entered into indemnification agreements with its directors and certain officers for the indemnification and advancement of expenses to these persons to the fullest extent permitted by law. The Company also intends to enter into those agreements with its future directors and officers.

                                 OTHER MATTERS

   The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                         By Order of the Board of Directors

                                         /s/ Deborah A. Marshall

                                         Deborah A. Marshall
                                         Secretary

April 24, 2001

                                   APPENDIX A

                            AUDIT COMMITTEE CHARTER

   The Charter of the Company's Audit Committee is as follows:

Purpose

   The purpose of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of Telik, Inc., a Delaware corporation (the "Company"), will be to (i) study, review and evaluate the Company's accounting, auditing and reporting practices, including internal audit and control functions; (ii) serve as a focal point for communication between non-committee directors, the Company's independent accountants and the Company's management; and (iii) monitor transactions between the Company and its employees, officers and members of the Board, or any affiliates of the foregoing.

Composition

   The Committee will be comprised of three or more independent members of the Board, all of whom must be able to read and understand financial statements and at least one of whom must have past employment experience that results in that individual's financial sophistication. The members of the Committee will be appointed by and serve at the discretion of the Board.

Functions and Authority

   The operation of the Committee will be subject to the provisions of the Bylaws of the Company, the Delaware General Corporation Law, and the corporate laws of any other state that may apply to the Company in the future, each as in effect from time to time. The Committee will have the full power and authority to carry out the following responsibilities:

   1. Make recommendations to the Board annually regarding the firm of certified public accountants to be employed by the Company as its independent auditors for the ensuing year, and make recommendations regarding other appropriate courses of action to be taken in connection with services performed for the Company by the independent auditors.

   2. Review the engagement of the independent auditors, including the scope, extent and procedures of the audit, the compensation to be paid therefor and all other matters the Committee deems appropriate.

   3. Have familiarity, through the individual efforts of its members, with the accounting and reporting principles and practices applied by the Company in preparing its financial statements, including without limitation, the policies for recognition of revenues in financial statements.

   4. Review with management and the independent auditors, upon completion of their audit, financial results for the year, as reported in the Company's financial statements, or other disclosures.

   5. Assist and interact with the independent auditors to enable them to perform their duties in the most efficient and cost effective manner.

   6. Evaluate the cooperation received by the independent auditors during their audit examination, including their access to all requested records, data and information, and elicit the comments of management regarding the responsiveness of the independent auditors to the Company's needs.

   7. Review the Company's balance sheet, profit and loss statement and statements of cash flows and stockholders' equity for each interim period, and any changes in accounting policy that have occurred during the interim period.

   8. Review and approve all professional services provided to the Company by its independent auditors and consider the possible effect of such services on the independence of such auditors, including without limitation the compatibility of nonaudit services with the auditors' independence.

   9. Consult with the independent auditors and discuss with management the scope and quality of internal accounting and financial reporting controls in effect.

   10. Investigate, review and report to the Board the propriety and ethical implications of any transactions, as reported or disclosed to the Committee by the independent auditors, employees, officers, members of the Board or otherwise, between the Company and any employee, officer or member of the Board of the Company or any affiliates of the foregoing.

   11. Perform such other functions and have such power as may be necessary or convenient in the efficient and lawful discharge of the foregoing.

Meetings

   The Committee will hold at least one regular meeting per year and additional meetings as the Committee deems appropriate. The Chairman of the Board, President, Chief Executive Officer and Chief Financial Officer may attend any meeting of the Committee, except for portions of the meetings where his, her or their presence would be inappropriate, as determined by the Committee Chairman.

Minutes and Reports

   Minutes of each meeting will be kept and distributed to each member of the Committee, members of the Board who are not members of the Committee and the Secretary of the Company. The Chairman of the Committee will report to the Board from time to time, or whenever so requested by the Board.

                                  Appendix B

                                 Form of Proxy



                                  Telik, Inc.

Proxy Solicited By The Board Of Directors for The Annual Meeting Of Stockholders
                          To Be Held On May 24, 2001

     The undersigned hereby appoints Michael M. Wick, Cynthia M. Butitta and Reinaldo F. Gomez and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Telik, Inc., which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Telik, Inc. to be held at the offices of Telik, Inc. at 750 Gateway Boulevard, South San Francisco, CA 94080 on Thursday, May 24, 2001 at 9:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

Unless A Contrary Direction Is Indicated, This Proxy Will Be Voted For Proposa1 1 and For Proposal 2, As More Specifically Described In The Proxy Statement. If
  Specific Instructions Are Indicated, This Proxy Will Be Voted In Accordance
                                   Therewith.

                  (Continued and to be signed on other side)

                             Fold And Detach Here

                               Please mark  [ ]
                                your vote
                               as indicated


           The Board Of Directors Recommends A Vote For Proposal 1.


Proposal 1: To elect one director, Michael M. Wick, to hold office until the 2004 Annual Meeting of Stockholders

                   [ ] For        [ ] Against         [ ] Abstain


           The Board Of Directors Recommends A Vote For Proposal 2.



Proposal 2: To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2001.


                   [ ] For        [ ] Against         [ ] Abstain


Please Vote, Date And Promptly Return This Proxy In The Enclosed Return Envelope
           Which Is Postage Prepaid If Mailed In The United States.


Dated ______________, 2001  ______________________________________________

               Signature(s)

               Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.